Exhibit 99.2

Premier Commercial Bancorp

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IMPORTANT ANNUAL MEETING INFORMATION

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ENDORSEMENT_LINE______________ SACKPACK_______________

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DESIGNATION (IF ANY)
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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Pacific Time, on July 19, 2012.

Vote by Internet

- Go to **www.investorvote.com/PCBP**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors. To elect the following eight (8) nominees to serve as directors until the next annual meeting of shareholders and until their successors are duly elected and qualified or the Acquisition is completed:

	For	Withhold		For	Withhold		For	Withhold
01 - Kenneth J. Cosgrove	☐	☐	02 - Gene Hatz	☐	☐	03 - Robert Maranga	☐	☐
04 - Ash Patel	☐	☐	05 - Steven Perryman	☐	☐	06 - Mel Smith	☐	☐
07 - Ronald P. Thon	☐	☐	08 - Anthony Vitti	☐	☐			

	For	Against	Abstain
2. Approval of the Merger Agreement. To consider and vote upon the principal terms of an Agreement and Plan of Merger, dated December 8, 2011 (as amended, the "merger agreement") and the transactions contemplated therein pursuant to which California United Bank ("CUB") and its proposed bank holding company, CU Bancorp, will acquire PC Bancorp and Premier Commercial Bank, N.A. ("PCB") through a series of mergers (the "Acquisition") and CU Bancorp and CUB will be the surviving entities following and as a result of these transactions.	☐	☐	☐
3. Adjournment. To consider and vote upon a proposal to grant discretionary authority to adjourn the Annual Meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the Annual Meeting to approve the terms of the merger agreement.	☐	☐	☐

Management of PC Bancorp is not aware of any other business to be conducted at the Annual Meeting.

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Premier Commercial Bancorp (“PC Bancorp”)

Proxy Card for Annual Meeting of Shareholders to be held Thursday, July 19, 2012

To: The Shareholders of Premier Commercial Bancorp (“PC Bancorp”),

The undersigned hereby appoints Ronald Thon and Steve Perryman as Proxyholders, with full power of substitution, to represent, vote and act with respect to all shares of common stock of Premier Commercial Bancorp which the undersigned would be entitled to vote at the meeting of shareholders to be held at the office of Premier Commercial Bank located at 2400 E Katella Avenue, Suite 125, Anaheim, California 92806, on Thursday, July 19, 2012, at 7:30 a.m. (local time), or any adjournments thereof, with all the powers the undersigned would possess if personally present.

Shares represented by this proxy will be voted as directed by the shareholder on the reverse side. If no such directions are indicated, the Proxyholders will have authority to vote FOR all the nominees listed and FOR Proposals 2 and 3.

In their discretion, the Proxyholders are authorized to vote upon such other business as may properly come before the meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE MATTERS SET FORTH ON THE REVERSE SIDE.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF PREMIER COMMERCIAL BANCORP A DULY EXECUTED PROXY BEARING A LATER DATE OR AN INSTRUMENT REVOKING THIS PROXY, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

Premier Commercial Bancorp

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors. To elect the following eight (8) nominees to serve as directors until the next annual meeting of shareholders and until their successors are duly elected and qualified or the Acquisition is completed:

	For	Withhold		For	Withhold		For	Withhold
01 - Kenneth J. Cosgrove	☐	☐	02 - Gene Hatz	☐	☐	03 - Robert Matranga	☐	☐
04 - Ash Patel	☐	☐	05 - Steven Perryman	☐	☐	06 - Mel Smith	☐	☐
07 - Ronald P. Thon	☐	☐	08 - Anthony Vitti	☐	☐			

	For	Against	Abstain
2. Approval of the Merger Agreement. To consider and vote upon the principal terms of an Agreement and Plan of Merger, dated December 8, 2011 (as amended, the "merger agreement") and the transactions contemplated therein pursuant to which California United Bank ("CUB") and its proposed bank holding company, CU Bancorp, will acquire PC Bancorp and Premier Commercial Bank, N.A. ("PCB") through a series of mergers (the "Acquisition") and CU Bancorp and CUB will be the surviving entities following and as a result of these transactions.	☐	☐	☐
3. Adjournment. To consider and vote upon a proposal to grant discretionary authority to adjourn the Annual Meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the Annual Meeting to approve the terms of the merger agreement.	☐	☐	☐

Management of PC Bancorp is not aware of any other business to be conducted at the Annual Meeting.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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1 U P X 1 4 0 3 2 8 2

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PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Premier Commercial Bancorp (“PC Bancorp”)

Proxy Card for Annual Meeting of Shareholders to be held Thursday, July 19, 2012

To: The Shareholders of Premier Commercial Bancorp (“PC Bancorp”),

The undersigned hereby appoints Ronald Thon and Steve Perryman as Proxyholders, with full power of substitution, to represent, vote and act with respect to all shares of common stock of Premier Commercial Bancorp which the undersigned would be entitled to vote at the meeting of shareholders to be held at the office of Premier Commercial Bank located at 2400 E Katella Avenue, Suite 125, Anaheim, California 92806, on Thursday, July 19, 2012, at 7:30 a.m. (local time), or any adjournments thereof, with all the powers the undersigned would possess if personally present.

Shares represented by this proxy will be voted as directed by the shareholder on the reverse side. If no such directions are indicated, the Proxyholders will have authority to vote FOR all the nominees listed and FOR Proposals 2 and 3.

In their discretion, the Proxyholders are authorized to vote upon such other business as may properly come before the meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE MATTERS SET FORTH ON THE REVERSE SIDE.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF PREMIER COMMERCIAL BANCORP A DULY EXECUTED PROXY BEARING A LATER DATE OR AN INSTRUMENT REVOKING THIS PROXY, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.